UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 29, 2021

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to Vote of Security Holders.
On April 29, 2021, the Company held its 2021 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders elected three Class II directors as described below.
The matters voted upon at the Annual Meeting were: (1) the election of three Class II directors; (2) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and (3) the approval, on an advisory basis, of the compensation of the Company’s named executive officers.
The three nominees for election to the board of directors (Jim Friedlich, Elizabeth Salomon, and Kathleen Swann) were each elected to serve for a three-year term (with the term expiring at the Company’s 2024 annual meeting of stockholders). The results of the voting were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Jim Friedlich	38,684,345	1,175,060	20,833	5,267,312
Elizabeth Salomon	39,577,521	292,782	9,935	5,267,312
Kathleen Swann	39,504,197	366,104	9,937	5,267,312
The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021 was approved. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
44,876,851	258,302	12,397	0
A majority of stockholders voting at the Annual Meeting approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
36,813,981	1,224,714	1,841,543	5,267,312

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	May 4, 2021	By: /S/ Brian P. Campbell
Name: Brian P. Campbell
Title: Chief Legal Officer